Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "POWER GALA CORP." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF APRIL, A.D. 2013.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "POWER GALA CORP." WAS INCORPORATED ON THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 2012.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

SECRETARY OF STATE DELAWARE 1776 1976

Jeffrey W. Bullock, Secretary of State

5112789 8300

130419547

AUTHENTICATION: 0347164

DATE: 04-10-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:51 PM 04/08/2013
FILED 03:47 PM 04/08/2013
SRV 130410713 - 5112789 FILE

STATE of DELAWARE
CERTIFICATE of AMENDMENT of CERTIFICATE of INCORPORATION OF POWERBALL CORP

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of POWERBALL CORP, (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Articles thereof numbered First relating to the name of the Corporation so that, as amended, said Article shall be read as follows:

"FIRST: The name of this Corporation: POWER GALA CORP."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of April, 2013.

/s/ David Brown

David Brown, President